                                                                      EXHIBIT 99

                  [LOGO OF SECURITY CAPITAL INDUSTRIAL TRUST]

                           SUPPLEMENTAL INFORMATION

                             At September 30, 1996

                                                          Page
                                                          ----
Financial Highlights.................................       1

Consolidated Balance Sheets..........................       2

Consolidated Income Statements.......................       3

Funds from Operations................................       4

Leased and Physical Occupancy Analysis...............       5

Lease Expirations and National Customer Growth.......       6

Leasing Activity.....................................       7

Investment Summary...................................       8

Capital Structure....................................       9

Debt Analysis........................................      10

Exhibit 1 (Operating Markets)........................      11



                           Executive Office Address:
                             14100 East 35th Place
                            Aurora, Colorado 80011
                                (303) 375-9292

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                            Selected Financial Data
              (in thousands, except per share amounts and ratios)

                                                                      Three Months Ended                Nine Months Ended
                                                                -------------------------------  -------------------------------
                                                                 09/30/96   09/30/95   % Change  09/30/96    09/30/95   % Change
================================================================================================================================
Income Items:
  Revenues                                                        $60,446    $41,442    45.9%    $166,556    $110,302    51.0%
  Net Income attributable to common shares                         12,874      9,142    40.8%      36,555      27,950    30.8%
  Funds from Operations attributable to common shares              29,705     20,672    43.7%      82,270      58,634    40.3%
  Per share Funds from Operations attrib. to common shares (1)       0.34       0.29    17.2%        0.95        0.83    14.5%
  Distributions per Common Share                                   0.2525    0.23375     8.0%      0.7575     0.70125     8.0%

                                                                                  As of Sept. 30,   As of Sept. 30,
                                                                                      1996              1995         % Change
================================================================================================================================
            Assets:
              Investments in Real Estate Before Depreciation                       $2,332,547        $1,633,441        42.8%
              Total Assets (includes depreciation)                                  2,334,528         1,746,655        33.7%

            Market Capitalization:
              Total Common Shares Outstanding at Quarter End                           89,319(2)         74,571        19.8%
              Price at Quarter End - Common Shares                                     $18.25            $16.25        12.3%
              Equity Value at Quarter End                                          $2,057,773(3)     $1,431,189(4)     43.8%

(1) Per share amounts are calculated based on weighted average common shares outstanding, assuming full conversion of Limited Partnership Units.
(2) See summary of capital structure on page 9. Excludes Limited Partnership Units and excludes subscribed common shares that were issued in October 1996.
(3) Includes $135,675 of Series A Preferred Shares, $197,225 of Series B Preferred Shares, and $94,795 of Limited Partnership Units.
(4) Includes $135,000 of Series A Preferred Shares, and $84,407 of Limited Partnership Units.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                          Consolidated Balance Sheets
                                (in thousands)

                                                      Sept. 30,      Dec. 31,
                                                         1996          1995
==============================================================================
Assets:
  Investments in Real Estate
    Buildings, improvements, improved land and CIP    $2,245,613    $1,767,307
    Land held for development                             86,934        60,363
    Less accumulated depreciation                         94,768        56,406
                                                      ----------    ----------
      Net real estate investments                      2,237,779     1,771,264

  Cash and cash equivalents                               42,282        22,235
  Accounts receivable                                      4,547         5,764
  Other assets                                            49,920        34,709
                                                      ----------    ----------
      Total Assets                                    $2,334,528    $1,833,972
                                                      ==========    ==========

Liabilities and Shareholders' Equity:
  Liabilities
    Line of credit                                    $   64,600    $   81,000
    Long term debt                                       524,171       324,527
    Mortgage notes payable                                96,570        96,013
    Securitized debt                                      37,405        38,090
    Assessment bonds payable                              12,424        11,173
    Accounts payable and accrued expenses                 41,166        32,826
    Construction payable                                  26,277        20,437
    Distributions payable                                      -        20,558
    Other liabilities                                     15,457        14,416
                                                      ----------    ----------
      Total Liabilities                                  818,070       639,040

  Minority Interest                                       57,465        58,741

  Shareholders' Equity
    Series A preferred shares                            135,000       135,000
    Series B preferred shares                            201,250             -
    Common shares at $.01 par value                          937           814
    Additional paid-in capital                         1,260,225     1,059,142
    Subscriptions receivable                             (75,079)            -
    Distributions in excess of net earnings              (63,340)      (58,765)
                                                      ----------    ----------
      Total Shareholders' Equity                       1,458,993     1,136,191
                                                      ----------    ----------
      Total Liabilities and Shareholders' Equity      $2,334,528    $1,833,972
                                                      ==========    ==========

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                        Consolidated Income Statements
                   (in thousands, except per share amounts)

                                                                      Three Months Ended         Nine Months Ended
                                                                     ---------------------     ----------------------
                                                                     09/30/96     09/30/95     09/30/96      09/30/95
=====================================================================================================================
Revenues:
  Rental income                                                      $59,391      $40,372      $163,814      $108,613
  Other real estate income                                               854          715         2,034         1,000
  Interest income                                                        201          355           708           689
                                                                     -------      -------      --------      --------
    Total Revenues                                                    60,446       41,442       166,556       110,302

Expenses:
  Rental expenses, net of recoveries                                   6,083        4,773        19,475        12,310
  Depreciation and amortization                                       15,972       10,723        43,187        28,138
  Interest                                                            11,364        9,052        28,723        24,301
  General and administrative                                             195           69           747           602
  REIT management fee                                                  5,702        3,335        15,376         9,830
  Pursuit costs written off and land holding costs                       703          369         1,903         1,100
                                                                     -------      -------      --------      --------
    Total Expenses                                                    40,019       28,321       109,411        76,281
                                                                     -------      -------      --------      --------
Net Earnings before minority interest                                 20,427       13,121        57,145        34,021

Minority Interest                                                        859          807         2,499         2,546
                                                                     -------      -------      --------      --------
Net Earnings before loss on sale of depreciated real estate           19,568       12,314        54,646        31,475

Loss on sale of depreciated real estate                                    -            -            29             -
                                                                     -------      -------      --------      --------
Net Earnings:                                                         19,568       12,314        54,617        31,475

Less preferred share dividends                                         6,694        3,172        18,062         3,525
                                                                     -------      -------      --------      --------

Net Earnings attributable to Common Shares                           $12,874      $ 9,142      $ 36,555      $ 27,950
                                                                     =======      =======      ========      ========

Weighted average common shares outstanding                            81,513       65,190        81,462        64,790

Per Share Net Earnings attributable to Common Shares                 $  0.16      $  0.14      $   0.45      $   0.43

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                            At September 30, 1996

                             Funds from Operations
                   (in thousands, except per share amounts)

                                                                  Three Months Ended     Nine Months Ended
                                                                  -------------------   --------------------
                                                                  09/30/96   09/30/95   09/30/96    09/30/95
============================================================================================================
Net Earnings                                                      $19,568    $12,314    $ 54,617    $31,475
Add (Deduct):
  Depreciation and amortization                                    15,972     10,723      43,187     28,138
  Minority interest                                                   859        807       2,499      2,546
(Gain) Loss on sale of depreciated real estate                          -          -          29          -
                                                                  -------    -------    --------    -------
Funds from operations                                              36,399     23,844     100,332     62,159
Preferred share dividends                                          (6,694)    (3,172)    (18,062)    (3,525)
                                                                  -------    -------    --------    -------
Funds from operations attributable to common shares               $29,705    $20,672    $ 82,270    $58,634
                                                                  =======    =======    ========    =======

Weighted average common shares outstanding (1)                     86,708     70,443      86,657     70,373

Per share Funds from Operations attributable
to common shares (1)                                              $  0.34    $  0.29    $   0.95    $  0.83
                                                                  =======    =======    ========    =======


(1) Assumes conversion of all LPU's to SCI shares.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                     Leased & Physical Occupancy Analysis

                       Stabilized Properties - By Region

                                                                             09/30/96            09/30/95
                              Square Feet  % of Total      Current       -----------------   ------------------
                              at 9/30/96    Sq. Feet     Investment      Leased   Occupied   Leased   Occupied
=============================================================================================================
Central Region                20,415,691     30.21%    $  502,654,768    97.04%    96.35%    97.47%    97.34%

Mid Atlantic Region           13,572,536     20.08%    $  370,551,719    96.06%    94.77%    97.95%    97.44%

Pacific Region                13,720,933     20.31%    $  521,968,947    99.01%    98.46%    97.77%    97.02%

Southeast Region              19,863,405     29.40%    $  492,388,376    97.36%    96.36%    96.78%    95.97%
                              ---------------------------------------    ------------------------------------
Total Stabilized Portfolio    67,572,565    100.00%    $1,887,563,810    97.34%    96.46%    97.37%    96.84%
                              =======================================    ====================================

                                             Total Portfolio - By Region

                                                                             09/30/96            09/30/95
                              Square Feet  % of Total      Current       -----------------   ------------------
                              at 9/30/96    Sq. Feet     Investment      Leased   Occupied   Leased   Occupied
=============================================================================================================
Central Region                22,149,389     29.61%     $  543,255,970   94.51%    92.06%    93.98%    92.40%

Mid Atlantic Region           16,248,177     21.72%     $  446,480,006   93.05%    91.43%    93.90%    91.83%

Pacific Region                15,682,478     20.96%     $  583,869,139   93.46%    89.05%    96.84%    94.40%

Southeast Region              20,729,346     27.71%     $  514,109,641   95.95%    94.39%    95.96%    94.79%
                              ----------------------------------------   ------------------------------------
Total Operating Portfolio     74,809,390    100.00%     $2,087,714,756   94.37%    91.94%    95.13%    93.44%
                              ========================================   ====================================

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                  Operating Portfolio - Lease Expirations (1)

                                                             Percentage of Total
                  Rentable Square              Annual         Annual Base Rents
                 Footage Subject to       Base Rents Under     Represented by
                Expiring Leases (2)     Expiring Leases (3)    Expiring Leases
================================================================================
1996 (4)              5,008,326            $ 16,803,600               6.7%
1997                 14,089,436              44,655,354              17.7
1998                 12,062,478              42,110,430              16.7
1999                 10,746,702              38,270,454              15.2
2000                  8,876,223              35,416,494              14.0
2001                  7,739,472              31,059,744              12.3
2002                  2,197,139               9,404,256               3.7
2003                  2,684,866              11,028,708               4.4
2004                    927,144               3,352,092               1.3
2005                  1,755,813               7,984,404               3.2
Thereafter            2,691,686              12,029,784               4.8
                     ----------            ------------             -----
Total                68,779,285            $252,115,320             100.0%
                     ==========            ============             =====

(1) Assumes tenants do not exercise renewal options.
(2) Includes 958,099 sq. ft. leased on a month-to-month basis.
(3) Represents base rent at lease expiration, annualized.
(4) Represents leases expiring between 10/1/96 and 12/31/96.


                         Growth in National Customers

                                    09/30/96        06/30/96        03/31/96
-----------------------------------------------------------------------------
Total National Customers                  286             259             248

Multi-Market National Customers           164             149             140

Total Square Footage Leased by
  National Customers (1)           26,320,097      23,608,904      20,617,772

(1) Square footage leased includes signed leases with start dates in the future.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                               Leasing Activity

                         Total Leasing Activity                    Prior Leased Space
                         ----------------------     ------------------------------------------------
                                                     Turnover Costs (1)            Rent Growth          Wtd. Avg.
                                                    ---------------------     ----------------------     Tenant
                         # Leases    Sq. Feet        Sq. Feet       Cost      Sq. Feet (2)    Growth    Retention
=================================================================================================================
1st Quarter 1996           268       5,580,742       3,534,129      $1.24       3,096,799      12.0%      76.0%

2nd Quarter 1996           261       6,163,370       4,300,673      $0.86       3,787,124      14.2%      71.6%

3rd Quarter 1996           259       5,427,845       3,473,492      $1.03       3,252,692      12.0%      77.0%

Year to Date               788      17,171,957      11,308,294      $1.02      10,136,615      13.1%      74.5%

(1) Includes reconfiguration of rented space.

(2) Square feet used in rent growth calculation is based only on space for which SCI has leasing history.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                              Investment Summary

                                       1st Quarter     2nd Quarter     3rd Quarter     YTD Sep 30
==================================================================================================
Acquisitions
------------
  Square Feet                             3,907,480       2,872,146      2,465,287       9,244,913
  Total Expected Investment            $ 88,345,532    $ 75,366,781    $84,647,790    $248,360,103
  Cost Per Square Foot                       $22.61          $26.24         $34.34          $26.86
  Replacement Cost Percentage                 62.4%           70.5%          70.3%           67.0%

Development
-----------
  Starts
  ------
  Square Feet                             3,272,001       2,805,314      1,296,289       7,373,604
  Total Expected Investment            $115,642,369    $112,746,469    $41,997,182    $270,386,020
  Cost Per Square Foot                       $35.34          $40.19         $32.40          $36.67

  Completions
  -----------
  Square Feet                             2,767,031       2,320,698      2,396,182       7,483,911
  Total Expected Investment            $ 90,598,239    $ 80,034,684    $80,323,313    $250,956,236
  Cost Per Square Foot                       $32.74          $34.49         $33.52          $33.53

  Under Development
  -----------------
  Square Feet                                                                            8,776,683
  Total Expected Investment                                                           $320,261,355
  Cost Per Square Foot                                                                      $36.49
  Balance Sheet                                                                       $152,545,000

Land Held For Development
-------------------------
  Ending Land Inventory Investment     $ 51,700,000    $ 74,500,000    $86,934,000

  Acres
  -----
  Begining Land Inventory                       877             746            982             877
    + Land Acquired in Period                    55             409            172             636
    - Land Sold in Period                         0              (7)             0              (7)
    - Land Development Begun                   (186)           (166)           (62)           (414)
                                               ----            ----          -----           -----
  Ending Land Inventory                         746             982          1,092           1,092

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                               Capital Structure
                                (in thousands)

                                     Debt

                                          Aggregate Principal
                                       Amount at Sept. 30, 1996
===============================================================
7.125% notes due 1998                          $ 15,000
7.25% notes due 2000                             17,500
7.30% notes due 2001                             17,500
7.25% notes due 2002                             50,000
7.95% notes due 2008                            100,000
8.72% notes due 2009                            150,000
7.875% notes due 2009                            75,000
9.34% notes due 2015                             50,000
8.65% notes due 2016                             50,000
  Less Cumulative Discount                         (829)
                                               --------
    Total Unsecured Notes                      $524,171

Assessment Bonds                                 12,424
Mortgage Notes                                   96,570
Securitized Debt                                 37,405
Unsecured Line of Credit                         64,600
                                               --------
    Total Debt                                 $735,170
                                               ========

                                    Equity

                                                                                     Sept. 30, 1996
                                                                             ------------------------------
                                                     Shares     Conversion   Common Stock      $ Value
                                                   Outstanding    Ratio       Equivalents   Equivalents (1)
===========================================================================================================
Series A, Cumulative Redeemable Preferred Stock        5,400          n/a          n/a        $  135,675(2)

Series B, Cumulative Convertible Preferred Stock       8,050      1.282:1       10,320           188,342

Common Stock                                          89,319          n/a       89,319         1,630,077

Limited Partnership Units                              5,194          1:1        5,194            94,795

Subscribed Common Shares issued in October 1996        4,352          1:1        4,352            79,431
                                                                               -------        ----------
Total Equity                                                                   109,185         2,128,320
                                                                               =======        ----------
Total Equity and Debt                                                                         $2,863,490
                                                                                              ==========

(1)  Based on the Sept. 30, 1996 closing price of $18.25.
(2)  Based on the Sept. 30, 1996 closing price of $25.125

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996
                                 Debt Analysis

                                                     Long-Term Debt Maturities
                                                          (in thousands)

Year                                 1996      1997       1998       1999       2000       2001     Thereafter    Total
=========================================================================================================================
Amount (in thousands)               $4,863    $19,001    $19,801    $25,709    $38,454    $40,716    $522,026    $670,570

                                                     Unsecured Line of Credit
                                                          (in thousands)

                                    Facility       Outstanding @ 9/30/96     Remaining Capacity    Weighted Avg. Rate (2)
=========================================================================================================================
                                    $350,000            $64,600 (1)              $285,400                  7.00%

                                              Unsecured and Secured Debt Analysis (3)

                                                                   Effective Interest    Weighted Average
                                              % of all Debt             Rate (2)             Maturity
=========================================================================================================================
           Unsecured Debt                         78.17%                 8.70%                 11.2
           Secured Debt                           21.83%                 7.94%                  7.0
                                                 ------                  ----                  ----
             Total Debt                          100.00%                 8.57%                 10.2

                                                   Fixed Rate Debt Analysis (3)

                                                                   Effective Interest    Weighted Average
                                              % of all Debt             Rate (2)             Maturity
=========================================================================================================================
           Fixed Rate Debt                        91.21%                 8.57%                 10.2

                                                              Ratios

                                                     Three Months Ended                 Nine Months Ended
                                               09/30/96   09/30/95    % Change    09/30/96   09/30/95   % Change
=========================================================================================================================
  Interest Coverage Ratio (4)                     2.9        2.9        0.0%         3.1        3.1        0.0%
  Dividend Payout Ratio                          74.3%      80.6%      -7.8%        79.7%      84.5%      -5.7%
  Total Debt to Total Book Capitalization (5)       -          -          -         31.3%      32.9%      -4.9%

(1) Subsequent to September 30, 1996, the Line of Credit was paid off using funds collected from common share subscriptions receivable.

(2) Excludes amortization of loan costs and original issue discounts on Line of Credit and Unsecured Debt.

(3)  All debt excluding Line of Credit.

(4) FFO plus interest expense (before capitalized interest and amortization) / interest expense (before capitalized interest and amortization).

(5) Total Book Capitalization is the sum of total debt, minority interest, total Shareholders' equity, and accumulated depreciation.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At September 30, 1996

                         Exhibit 1: Operating Markets

       Central Region             Mid-Atlantic Region              Pacific Region                  Southeast Region
---------------------------  ---------------------------    ---------------------------      ---------------------------
Austin                       Chicago                        Las Vegas                        Atlanta
Dallas/Fort Worth            Cincinnati                     Los Angeles/Orange County        Birmingham
Denver                       Columbus                       Phoenix                          Charlotte
El Paso                      Indianapolis                   Portland                         Chattanooga
Houston                      Kansas City                    Reno                             Ft. Lauderdale/Miami
Oklahoma City                Louisville                     Salt Lake City                   Memphis
Rio Grande Valley            New Jersey/I-95 Corridor       San Diego                        Nashville
San Antonio                  Washington D.C./Baltimore      San Francisco-East Bay Area      Orlando
Tulsa                                                       San Francisco-South Bay Area     Tampa
                                                            Seattle